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                                                                   EXHIBIT 23(n)

                                 THE KENT FUNDS
                                  (the "Trust")

                              AMENDED AND RESTATED
                  PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF
                              A MULTI-CLASS SYSTEM

                               DATED MAY 25, 2000


                                 I. INTRODUCTION

     The Board of Trustees of The Kent Funds (the "Trust") adopted a Plan Pursuant to Rule 18f-3 for Operation of a Multi-Class System on May 5, 1995. It is desirable to amend the Trust's existing plan to include an additional class of shares.

     This Amended and Restated Multiple Class Plan for the Kent Funds (the "Plan") amends and restates the Trust's existing plan in its entirety. The Plan is adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the "1940 Act"). Shares of each of the series of the Trust listed on Schedule A, as may be amended from time to time (each a "Fund," and collectively the "Funds"), are distributed pursuant to a system (the "Multiple Class System") in which each class of shares (a "Class") of a Fund represents a pro rata interest in the same portfolio of investments of the Fund and differs only to the extent outlined below.

                            II. ATTRIBUTES OF CLASSES

A.   Generally

In general, shares of each Class shall be identical except for different expense variables (which will result in different returns for each Class), certain related rights and certain shareholder services. More particularly, each Class of shares of a Fund shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the method of financing certain Class expenses that may be imposed upon a particular Class of shares and which are limited to (i) incremental transfer agent fees identified by the transfer agent as being attributable to a specific Class of shares; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders of a specific Class of shares;
(iii) expenses under a Distribution Plan and/or a Service Plan approved by the Board of Trustees (individually a "Distribution Plan"); and (iv) any other expenses subsequently identified as properly allocable to one Class so long as any such change in expense allocations is reviewed and approved by a vote of a majority of the Board of Trustees, including a majority of the "non-interested" Trustees; (b) the fact that the classes shall vote separately on matters which pertain to a Fund's Distribution Plan(s) and any other matters submitted to shareholders which relates solely to one Class of shares; (c) the different exchange


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privileges and other shareholder services relating to each Class of shares; (d)
the sales load applicable to a Class of shares; and (e) the designation of each Class of shares.

B.   Distribution Arrangements, Expenses and Sales Charges

     ADVISOR SHARES

     Advisor Shares of the Funds shall be offered to the general public and shall initially be subject to a distribution fee payable pursuant to a Distribution Plan. Payments under a Distribution Plan shall not initially exceed 0.25% (on an annualized basis) of the average daily net assets attributable to the Investment Shares of a Fund. Advisor Shares shall initially be offered subject to a sales charge (subject to certain exemptions and reductions as are from time to time set forth in a Fund's prospectus(es)) which shall not initially exceed 5.75% of the offering price of the Advisor Shares.

     Services under a Distribution Plan may include: (a) the distribution of shares and the forwarding of sales literature and advertising to investors; and
(b) the following support services: (i) establishing and maintaining accounts and records; (ii) processing dividend and distribution payments; (iii) providing information periodically to investors regarding their positions; (iv) arranging for bank wires; (v) responding to investors, inquiries concerning their investments; (vi) accounting or sub-accounting assistance; (vii) assisting in processing exchange and redemption requests; (viii) assisting investors in changing dividend options, account designations and addresses; and (ix) providing such other similar personal services to shareholders as the Trust's distributor may reasonably deem necessary.

     INVESTMENT SHARES

     Investment Shares of the Funds shall be offered to the general public and shall initially be subject to a distribution fee payable pursuant to a Distribution Plan. Payments under a Distribution Plan shall not initially exceed 0.25% (on an annualized basis) of the average daily net assets attributable to the Investment Shares of a Fund. Investment Shares of each Fund shall be initially offered without a sales charge.

     Services under a Distribution Plan may include: (a) the distribution of shares and the forwarding of sales literature and advertising to investors; and
(b) the following support services: (i) establishing and maintaining accounts and records; (ii) processing dividend and distribution payments; (iii) providing information periodically to investors regarding their positions; (iv) arranging for bank wires; (v) responding to investors, inquiries concerning their investments; (vi) accounting or sub-accounting assistance; (vii) assisting in processing exchange and redemption requests; (viii) assisting investors in changing dividend options, account designations and addresses; and (ix) providing such other similar personal services to shareholders as the Trust's distributor may reasonably deem necessary.


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     INSTITUTIONAL SHARES



     Institutional Shares of the Funds shall be offered to financial or other institutions for the benefit of fiduciary, agency or custodial accounts. Institutional Shares shall be initially offered without a sales charge and shall not initially be subject to a distribution and/or shareholder service fee payable pursuant to a Distribution Plan.

C.   Exchange Privileges

     Shareholders shall be generally permitted to exchange shares of a Fund for the same Class of shares of any of the other series offered by the Trust. No sales charge shall be imposed when Advisor Shares on which a shareholder previously paid a sales charge are exchanged for Advisor Shares of another series of the Trust. No sales charge is imposed on exchanges involving Advisor Shares purchased by persons who are exempt from sales charge. Institutional Shares of a Fund may be exchanged for Investment Shares of the same Fund when the Institutional Shares are distributed to the underlying beneficial owners of trust accounts, 401(k) plans and other fiduciary or agency accounts. No sales charge shall be imposed in connection with such an exchange.

D.   Shareholder Services

     1.   Automatic Investment Plan

     ADVISOR SHARES

     Advisor Shares shall initially offer an automatic investment plan whereby a shareholder may automatically make purchases of shares of a Fund on a regular, periodic basis.

     INVESTMENT SHARES

     Investment Shares shall initially offer an automatic investment plan whereby a shareholder may automatically make purchases of shares of a Fund on a regular, periodic basis.

     INSTITUTIONAL SHARES

     Institutional Shares shall not initially offer an automatic investment plan.

     2.   Automatic Withdrawal Plan

     ADVISOR SHARES

     Advisor Shares shall initially offer a systematic withdrawal plan which allows shareholders to arrange for regular monthly or quarterly fixed withdrawal payments, if an account has a value of at least $10,000.



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     INVESTMENT SHARES

     Investment Shares shall initially offer a systematic withdrawal plan which allows shareholders to arrange for regular monthly or quarterly fixed withdrawal payments, if an account has a value of at least $10,000.


     INSTITUTIONAL SHARES

     Institutional shares shall not initially offer an automatic withdrawal plan.

     3.   Direct Deposit

     ADVISOR SHARES

     Advisor Shares shall initially offer a direct deposit option which allows shareholders to make regular investments in a Fund account by authorizing direct deposit of their payroll, Social Security or Supplemental Security Income check.

     INVESTMENT SHARES

     Investment Shares shall initially offer a direct deposit option which allows shareholders to make regular investments in a Fund account by authorizing direct deposit of their payroll, Social Security or Supplemental Security Income check.

     INSTITUTIONAL SHARES

     Institutional Shares shall not initially offer a direct deposit option.

     4.   Tax-Sheltered Plans

     ADVISOR SHARES

     Advisor Shares shall initially offer tax-sheltered plans.

     INVESTMENT SHARES

     Investment shares shall initially offer tax-sheltered plans for all Funds except the Limited Term Tax-Free Fund, Intermediate Tax-Free Fund, Tax-Free Income Fund, Michigan Municipal Bond Fund, and Michigan Municipal Money Market Fund.

     INSTITUTIONAL SHARES

     Institutional Shares shall not initially offer a tax-sheltered plan.



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E.   Methodology for Allocating Expenses Between Classes

     In allocating expenses a determination shall be made as to which expenses are Class level and which expenses are Fund level.


     Prior to determining the day's net asset value or dividends/distributions, the following expense items must be calculated as indicated:

     1.   Advisory and Administration Fee

     The current day's accrual shall be calculated using the beginning of the day's net assets of the Fund, and shall be allocated to each Class. The effective rate used is based on the combined net assets of all classes of shares.

     2.   Distribution Fee

     The current day's accrual shall be calculated using the beginning of the day's net assets for shares subject to a 12b-1 fee, based on the rates as stated in the Fund's current prospectus, subject to the limits in the applicable Distribution Plan. 12b-1 fees shall not be charged to the Institutional Shares of a Fund.

     3.   Other Class Specific Expenses

     Separate daily accruals shall be made for each Class based on existing budgets attributable to each such Class.

     4. Other Fund Expenses (including a Fund's share of Trust level expenses)

     Daily accruals shall be determined from expense budgets and will be allocated to each Class based on the relative net assets of each Class.

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